EXHIBIT 16.1


March 10, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Quiet Tiger, Inc.
Commission File No. 333-47699

We have read the statements that we understand Queit Tiger, Inc. will include in
Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

We have no basis to agree or disagree with any other statement made in Item 4 of such report.

Sincerely,


/s/ James C. Marshall, CPA, P.C.
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    James C. Marshall, C.P.A., P.C.